EXHIBIT 10.70

AMENDMENT NO. 5 TO
WAREHOUSING AGREEMENT

     This Amendment No. 5 (“Amendment No. 5”) to the Warehousing Agreement is made of as of November 24, 2008, by and among JENNIFER CONVERTIBLES, INC., a Delaware corporation (“JCI”), JENNIFER WAREHOUSING, INC., a Delaware corporation and a wholly owned subsidiary of JCI (“New Warehousing”), and JARA ENTERPRISES, INC., a New York corporation (“Jara”).

RECITALS:

A.

Reference is made to that certain Warehousing Agreement, dated as of July 6, 2001, by and among JCI, New Warehousing and Jara, as amended by Amendment No. 1 to the Warehousing Agreement, dated as of June 23, 2002, Amendment No. 2 to the Warehousing Agreement, dated as of May 8, 2003, Amendment No. 3 to the Warehousing Agreement, dated as of August 27, 2005, and Amendment No. 4 to the Warehousing Agreement, dated as of August 31, 2008 (as so amended, the “Agreement”).

B.	The parties to the Agreement desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, for $1.00 and other good and valuable consideration, receipt whereof is acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENT

     1. All capitalized terms used herein and not otherwise defined herein, shall have the meanings ascribed to such terms in the Agreement.

     2. Section 4 of the Agreement is amended by deleting subsection (a) and substituting the following in its place:

(a) As consideration for providing the services set forth in Sections 2 and 3 above, during the Initial Period, Jara shall pay to JCI a fee equal to (i) 2.5% of the aggregate Jara Stores Net Delivered Sales for each 12 month period during such Initial Period of all Pre-purchased Inventory and Special Order Merchandise; provided, however, that for the period beginning fiscal January 2009 and ending fiscal December 2009, such fee amount shall increase from 2.5% to 7.5%; and (ii) in addition to (i) above, a fee for any and all “fabric protection” or warranty services sold by Jara Stores, payable at the then current invoice rate (currently as set forth on Annex I hereto), subject to rate changes based on documented increases in cost and designed to provide the same level of profitability as is achieved currently. Such rate changes shall include an increase equal to one third of the increase charged by Jara Stores to customers for the corresponding service.

ARTICLE II
MISCELLANEOUS

     1. The terms of this Amendment No. 5 shall become effective fiscal January 2009.

     2. This Amendment No. 5 shall be governed by and construed in accordance with the laws of the State of New York.

     3. This Amendment No. 5 may be executed in one more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

     4. All references to the “Warehousing Agreement” in the Interim Operating Agreement between JCI and Jara dated as of July 6, 2001, shall be deemed to be references to the Agreement, as amended hereby.

     5. Except as amended hereby, the Agreement remains in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year above written.

JENNIFER CONVERTIBLES, INC.

By:	/s/ Harley J. Greenfield
Harley J. Greenfield
	Title:	Chief Executive Officer

JENNIFER WAREHOUSING, INC.

By:	/s/ Harley J. Greenfield
	Name:	Harley J. Greenfield
	Title:	Chief Executive Officer

JARA ENTERPRISES, INC.

By:	/s/ Jane Love
	Name:	Jane Love
	Title:	President